UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 7, 2023

Evergy, Inc.

(Exact Name of Registrant as Specified in Charter)

Missouri	001-38515	82-2733395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Main Street

Kansas City, Missouri 64105

(Address of Principal Executive Offices, and Zip Code)

(816) 556-2200

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Evergy, Inc. common stock	EVRG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 7, 2023, Evergy, Inc. (the “Company”) completed the sale of $1,400,000,000 aggregate principal amount of 4.50% Convertible Notes due 2027 (the “Notes”), which included an additional $200,000,000 aggregate principal amount of Notes purchased pursuant to the full exercise of the option granted to the Initial Purchasers (as defined herein) pursuant to the Purchase Agreement (as defined herein), in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold under a purchase agreement (the “Purchase Agreement”), dated as of December 4, 2023, between the Company and the initial purchasers party thereto (the “Initial Purchasers”).

The Company issued the Notes pursuant to an indenture (the “Indenture”), dated as of December 7, 2023, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. Under the Indenture, the Notes pay interest semi-annually on June 15 and December 15 of each year, beginning on June 15, 2024, at an annual rate of 4.50%. The Notes mature on December 15, 2027 unless earlier converted or repurchased in accordance with their terms. The initial conversion rate for the Notes is 16.1809 shares of the Company’s common stock, without par value (“Common Stock”) per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $61.80 per share of Common Stock and which represents a premium of approximately 22.5% over $50.45 per share (which was the last reported sale price of Common Stock on December 4, 2023)). Prior to the close of business on the business day immediately preceding September 15, 2027, the Notes may be converted at the option of the holders only upon the occurrence of specified events and during certain periods, and thereafter until the close of business on the business day immediately preceding the maturity date, the Notes may be converted at any time. The Company will satisfy any conversion by paying cash up to the aggregate principal amount of the Notes to be converted and by paying or delivering, as the case may be, cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. The Company may not redeem the Notes prior to the maturity date.

If the Company undergoes a fundamental change, as described in the Indenture, subject to certain conditions, a holder will have the option to require the Company to repurchase all or a portion of its Notes for cash. The fundamental change repurchase price will equal 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case the Company will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased). In addition, upon the occurrence of a “Make-Whole Fundamental Change” (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that converts its Notes in connection with such Make-Whole Fundamental Change.

The Indenture provides for customary events of default. If an event of default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any) may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy, insolvency or reorganization events of default involving the Company.

The Notes are the Company’s senior unsecured obligations. The Notes rank equal in right of payment with the Company’s existing and future senior unsecured obligations and are senior in right of payment to any of its existing and future subordinated indebtedness. The Notes are effectively subordinated to any of the Company’s future secured indebtedness to the extent of the collateral securing that indebtedness, and the Notes will be structurally subordinated to all existing and future liabilities, including trade payables, of the Company’s subsidiaries. The Notes will not be guaranteed by any of the Company’s subsidiaries.

The disclosure in this Item 2.03 of this Current Report on Form 8-K is qualified in its entirety by the provisions of the Indenture, together with the form of global note evidencing the Notes included therein, which is filed as Exhibit 4.1 hereto. Such exhibit is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included or incorporated by reference in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K. The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The Notes and the underlying shares of Common Stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Initially, the maximum number of shares of Common Stock issuable upon conversion of the Notes, including pursuant to any increase in the conversion rate for any Notes converted in connection with a Make-Whole Fundamental Change, is 27,750,240, subject to anti-dilution adjustments.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 4.1	Indenture, dated as of December 7, 2023 by and between Evergy, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee, and form of global note included therein.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGY, INC.

By:	/s/ Geoffrey T. Ley
Name:	Geoffrey T. Ley
Title:	Vice President, Corporate Planning and Treasurer

Date: December 7, 2023